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                                                                     EXHIBIT 4.3

                                1993 STOCK OPTION PLAN

                           STOCK OPTION EXERCISE AGREEMENT


    This Exercise Agreement is made and entered into as of December 22, 1995 (the "Effective Date") by and between DiviCom Inc., a Delaware corporation (the "COMPANY"), and the purchaser named below (the "PURCHASER"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company's 1993 Stock Option Plan (the "PLAN").


Purchaser:                   ___________________________________

Social Security Number:      ___________________________________

Address:                     ___________________________________

                             ___________________________________

                             ___________________________________

Total Number of Shares:      ___________________________________

Purchase Price Per Share:    ___________________________________

Total Purchase Price:        ___________________________________

Option No.  _____________    Date of Grant:  ___________________

Type of Option:              [    ]    Incentive Stock Option
                             [    ]    Nonqualified Stock Option

    1.   EXERCISE OF OPTION.

         1.1  AMENDMENT OF OPTION AGREEMENT.

              (a) Paragraph 4(a) of the Incentive Stock Option Agreement pursuant to which the option that is being exercised by this Stock Option Exercise Agreement was granted (the "OPTION AGREEMENT") is amended to read in its entirety as set forth below:

    RIGHT TO EXERCISE. The Option shall be exercisable in part or in full as of the Date of Option Grant and prior to the termination of the Option. All shares purchased pursuant to this Option shall be subject to the Company's repurchase rights set forth in paragraph 11. In addition, Unvested Shares (as defined herein) purchased

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    pursuant to this Option shall be subject to the Company's repurchase option set forth in paragraph 22. Unvested Shares means that number of shares of the Company's common stock equal to (i) the Number of Option Shares less
    (ii) the Number of Option Shares multiplied by the Vested Ratio determined pursuant to paragraph 1(g) above. In no event shall the Option be exercised for more shares than the Number of Option Shares.

              (b) The first sentence of paragraph 12(a) of the Option Agreement is amended as follows (changed language is in italics):

    ESTABLISHMENT OF ESCROW. To insure THAT shares subject to the Right of First Refusal OR REPURCHASE OPTION, or PLEDGED AS security for any promissory note, will be available for repurchase, the Company may require the Optionee to deposit the certificate or certificates evidencing the shares which the Optionee purchases upon exercise of the Option with an agent designated by the Company under the terms and conditions of escrow and security agreements approved by the Company.

              (c) The first sentence of paragraph 12(b) of the Option Agreement is amended as follows (changed language is in italics):

    DELIVERY OF SHARES TO OPTIONEE. As soon as practicable after (i) the expiration of the Right of First Refusal, (II) THE LAPSE OF THE COMPANY'S REPURCHASE OPTION, and (III) after full repayment on any promissory note secured by the shares in escrow, but not more frequently than twice each year, the agent shall deliver to the Optionee the shares no longer subject to such restrictions and no longer security for any promissory note.

              (d) The first sentence of paragraph 12(c) of the Option Agreement is amended as follows (changed language is in italics):

    NOTICES AND PAYMENTS. In the event the shares held in escrow are subject to the Company' s exercise of the Right of First Refusal OR REPURCHASE OPTION, the notices required to be given to the Optionee shall be given to the escrow agent and any payment required to be given to the Optionee shall be given to the escrow agent.

              (e) PARAGRAPH 13 of the Option Agreement is amended as follows (changed language is in italics):

    STOCK DIVIDENDS SUBJECT TO OPTION AGREEMENT. If, from time to time, there is any stock dividend, stock split, or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new substituted or additional securities to which the Optionee is entitled by reason of the Optionee's

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    ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Right of First Refusal, REPURCHASE OPTION, and/or any security interest held by the Company with the same force and effect as the shares subject to the Right of First Refusal, Repurchase Option, and such security interest immediately before such event.

              (f) The first sentence of paragraph 15 of the Option Agreement shall be amended as follows (changed language is in italics):

    LEGENDS. The Company may at any time place legends referencing the Right of First Refusal, set forth in paragraph 11 above AND REPURCHASE OPTION SET FORTH IN PARAGRAPH 22 BELOW, and any applicable federal or state securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement.

              (g) The first sentence of paragraph 15(c) of the Option Agreement shall be amended as follows (changed language is in italics):

    "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION AND A REPURCHASE OPTION IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF EACH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION."

              (h) Paragraph 22 is added to the Option Agreement and is as follows:

    22. COMPANY'S REPURCHASE OPTION. The Company has the option to repurchase all or a portion of the Unvested Shares on the terms and conditions set forth in this paragraph (the "REPURCHASE OPTION") if Optionee ceases to be employed by the Company for any reason, or no reason, including without limitation Optionee's death, disability, voluntary resignation or termination by the Company with or without cause.

         (a) DEFINITION OF "EMPLOYED BY THE COMPANY;" "TERMINATION DATE." For purposes of this Agreement, Optionee will be considered to be "EMPLOYED BY THE COMPANY" if the Board of Directors of the Company determines that Optionee is rendering substantial services as an officer, director, employee, consultant or independent contractor to the Company or to any parent, subsidiary or affiliate of the Company. In case of any dispute as to whether Optionee is employed by the Company, the Board of Directors of the Company will have discretion to determine whether Optionee has ceased to be employed by the Company or any parent,

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    subsidiary or affiliate of the Company and the effective date on which
    Optionee's employment terminated (the "TERMINATION DATE").

         (b) EXERCISE OF REPURCHASE OPTION AT ORIGINAL PRICE. At any time within thirty (30) days after the Termination Date, the Company may elect to repurchase any or all of the Unvested Shares by giving Optionee written notice of exercise of the Repurchase Option. The Company and/or its assignee(s) will then have the option to repurchase from Optionee (or from Optionee's personal representative as the case may be) any or all of the Unvested Shares at the Optionee's Exercise Price (as adjusted to reflect any stock dividend, stock split, reverse stock split or recapitalization of the common stock of the Company occurring after the Date of Option Grant).

         (c) PAYMENT OF REPURCHASE PRICE. The repurchase price payable to purchase Unvested Shares upon exercise of the Repurchase Option will be payable, at the option of the Company or its assignee(s), by check or by cancellation of all or a portion of any outstanding indebtedness of Optionee to the Company (or to such assignee) or by any combination thereof. The repurchase price will be paid without interest within sixty
    (60) days after the Termination Date.

         (d) RIGHT OF TERMINATION UNAFFECTED. Nothing in this Agreement will be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any parent, subsidiary or affiliate of the Company) to terminate Optionee's employment at any time for any reason or no reason, with or without cause.

              (i) The first paragraph of the Option Agreement following the signature line for DiviCom Inc. shall be amended as follows (changed language is in italics):

    The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the Right of First Refusal set forth in paragraph 11 AND REPURCHASE OPTION SET FORTH IN PARAGRAPH 22, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

              (j) The first paragraph of the Option Agreement following the signature line for the Optionee shall be amended as follows (changed language is in italics):

    The undersigned, being the spouse of the above-named Optionee, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the above Option Agreement, including, without limitation, the provisions of paragraph 11 providing a right of first refusal in favor of the Company upon certain

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    changes in record ownership, THE COMPANY'S REPURCHASE OPTION AS SET FORTH
    IN PARAGRAPH 22 and the undersigned hereby agrees thereto and joins therein to the extent, if any, that the agreement and joinder of the undersigned may be necessary.

         1.2 EXERCISE. Pursuant to exercise of that certain option ("OPTION") granted to Purchaser under the Plan and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the total number of shares set forth above ("SHARES") of the Company's Common Stock at a purchase price per share set forth above for a total purchase price set forth above (the "PURCHASE PRICE"). As used in this Agreement, the term "SHARES" refers to the Shares purchased under this Exercise Agreement and includes all securities received (a) in replacement of the Shares,
(b) as a result of stock dividends or stock splits with respect to the Shares, and (c) all securities received in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

         1.3 TITLE TO SHARES. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Purchaser desires to take title to the Shares as follows:

    [    ]    Individual, as separate property
    [    ]    Husband and wife, as community property
    [    ]    Joint Tenants
    [    ]    Alone or with spouse as trustee(s) of the following trust
              (including date):
              ________________________________________________________________
              ________________________________________________________________
    [    ]    Other; please specify:  ________________________________________
              ________________________________________________________________


         1.4 PAYMENT. Purchaser hereby delivers payment of the Purchase Price in the manner permitted in the Option Agreement where defined as follows (check and complete as appropriate):

    [    ]    in cash in the amount of $_______________, receipt of which is acknowledged by the Company;

    [    ]    by delivery of ___________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Purchaser for at least six
(6) months prior to the date hereof which have been paid for within the meaning of SEC Rule 144 (if purchased by use of a promissory note, such note has been fully paid with respect to such vested shares), or obtained by

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Purchaser in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $_____ per share,

    [    ]    by the waiver hereby of compensation due or accrued for services rendered in the amount of $_____________.

    [    ]    by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

    2.   DELIVERY.

         2.1  DELIVERIES BY PURCHASER.  Purchaser hereby delivers to the
Company (i) this Exercise Agreement, (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of EXHIBIT 1 attached hereto (the "STOCK POWERS"), both executed by Purchaser (and Purchaser's spouse, if any), (iii) if Purchaser is married, a consent of Spouse in the form of
EXHIBIT 2 attached hereto (the "SPOUSE CONSENT") executed by Purchaser's spouse, and (iv) the Purchase Price, either by check or cash.

         2.2 DELIVERIES BY THE COMPANY. Upon its receipt of the Purchase Price and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser.

    3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company that:

         3.1 AGREES TO TERMS OF THE PLAN. Purchaser has received a copy of the Plan and the Stock Option Agreement, has read and understands the terms of the Plan, the Stock Option Agreement and this Exercise Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition.

         3.2 PURCHASE FOR OWN ACCOUNT FOR INVESTMENT. Purchaser is purchasing the Shares for Purchaser's own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

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         3.3  ACCESS TO INFORMATION.  Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company's representatives concerning such matters and this investment.

         3.4 UNDERSTANDING OF RISKS. Purchaser is fully aware of, (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Shares. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser's own interests in this transaction and is financially capable of bearing a total loss of this investment.

         3.5 NO GENERAL SOLICITATION. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

    4.   COMPLIANCE WITH SECURITIES LAWS.

         4.1 COMPLIANCE WITH FEDERAL SECURITIES LAWS. Purchaser understands and acknowledges that the Shares have not been registered with the Securities and Exchange Commission ("SEC") under the Securities Act and that, notwithstanding any other provision of the Stock Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws. The Shares are being issued under the Securities Act pursuant to (the Company will check the applicable box):

         [ X ]     the exemption provided by SEC Rule 701;
         [   ]     the exemption provided by SEC Rule 504;
         [   ]     Section 4(2) of the Securities Act;
         [   ]     other: ____________________________.

         4.2 COMPLIANCE WITH CALIFORNIA SECURITIES LAWS. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS EXERCISE AGREEMENT, IF NOT YET QUALIFIED WITH THE CALIFORNIA COMMISSIONER OF CORPORATIONS AND NOT EXEMPT FROM SUCH QUALIFICATION, IS SUBJECT TO SUCH QUALIFICATION, AND THE ISSUANCE OF SUCH SECURITIES, AND THE RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE IS EXEMPT. THE RIGHTS OF THE PARTIES TO THIS EXERCISE

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AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR AN
EXEMPTION BEING AVAILABLE.

    5.   RESTRICTED SECURITIES.

         5.1 NO TRANSFER UNLESS REGISTERED OR EXEMPT. Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

         5.2 SEC RULE 144. In addition, Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of two years, and in certain cases three years, after they have been purchased AND PAID FOR (within the meaning of Rule 144), before they may be resold under Rule 144. Purchaser understands that Shares paid for with a Note may not be deemed to be fully "paid for" within the meaning of Rule 144 unless certain conditions are met and that accordingly, the Rule 144 holding period of such Shares may not begin to run until such Shares are fully paid for within the meaning of Rule
144. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an "affiliate" of the Company or if "current public information" about the Company (as defined in Rule 144) is not publicly available.

         5.3 SEC RULE 701. The Shares may become freely tradable by non-affiliates if issued pursuant to SEC Rule 701 promulgated under the Securities Act (under limited conditions regarding the method of sale) 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to the lengthier market standoff agreement contained in Section 7 of this Exercise Agreement or any other agreement entered into by Purchaser. Affiliates must comply with the provisions (other than the holding period requirements) of Rule 144.

         5.4 STATE LAW RESTRICTIONS ON TRANSFER. Purchaser understands that transfer of the Shares may be restricted by Section 260.141.11 of the Rules of the California Commissioner of Corporations, a copy of which is attached hereto as EXHIBIT 3, and that the certificate(s) representing the Shares may bear a legend to that effect.

    6.   RESTRICTIONS ON TRANSFERS.

         6.1 DISPOSITION OF SHARES. Purchaser hereby agrees that Purchaser shall make no disposition of the Vested Shares (other than as permitted by this Agreement) unless and until:

              (a) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

              (b) Purchaser shall have complied with all requirements of this Exercise Agreement applicable to the disposition of the Shares;

              (c) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that
(i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) has been taken; and

              (d) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to the provisions of the Commissioner Rules identified in Sections 4.2. and 9.1.

         6.2 RESTRICTION ON TRANSFER. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company's Right of First Refusal or Repurchase Option, except as permitted by this Agreement.

         6.3 TRANSFEREE OBLIGATIONS. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred shares are subject to (i) the Company's Right of First Refusal granted hereunder and
(ii) the market stand-off provisions of Section 7, to the same extent such shares would be so subject if retained by the Purchaser.

    7. MARKET STANDOFF AGREEMENT. Purchaser agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify for employee shareholders generally.

    8. RIGHTS AS SHAREHOLDER. Subject to the terms and conditions of this Exercise Agreement, Purchaser will have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers payment of the Purchase Price until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exerciser(s) the Right of First Refusal or Repurchase Option. Upon an exercise of the Right of First Refusal or Repurchase Option, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, except the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

    9.   RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

         9.1 LEGENDS. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company's Articles of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER AND TO A RIGHT OF FIRST REFUSAL AND A REPURCHASE OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND THE BYLAWS OF THE ISSUER, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

    The California Commissioner of Corporations may require that the following legend also be placed upon the share certificate(s) evidencing ownership of the
Shares:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

         9.2 STOP-TRANSFER INSTRUCTIONS. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         9.3 REFUSAL TO TRANSFER. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

    10. TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER'S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE, IN PARTICULAR, IF THE SHARES ARE SUBJECT TO REPURCHASE BY THE COMPANY OR IF PURCHASER IS AN INSIDER SUBJECT TO SECTION 16(b) OF THE EXCHANGE ACT, PURCHASER REPRESENTS THAT PURCHASER HAS CONSULTED WITH PURCHASER'S TAX ADVISER CONCERNING THE ADVISABILITY OF FILING AN 83(b) ELECTION WITH THE INTERNAL REVENUE SERVICE, THE FORM OF WHICH IS ATTACHED AS EXHIBIT 5. Set forth below is a brief summary as of the date of this Exercise Agreement of some of the federal and California tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXECUTING THIS OPTION OR DISPOSING OF THE SHARES.

         10.1 EXERCISE OF INCENTIVE STOCK OPTION. If the Option qualifies as an incentive stock option, there will be no regular federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Purchase Price Per Share will be treated as a tax preference item for federal income tax purposes and may subject Purchaser to the alternative minimum tax in the year of exercise.

         10.2 EXERCISE OF NONQUALIFIED STOCK OPTION. If the Option does not qualify as an incentive stock option, there may be a regular federal income tax liability and a California income tax liability upon the exercise of the Option. Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Purchase Price Per Share. The Company will be required to withhold from Purchaser's compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         10.3 DISPOSITION OF SHARES. If the Shares are held for more than twelve months after the date of the transfer of the Shares pursuant to the exercise of the Option (and, in the case of an ISO, are disposed of more than two years after the Option Date of Grant), any gain realized on disposition of the Shares will be treated as long term capital gain for federal and California income tax purposes. If Shares purchased under an ISO are disposed of within one year of exercise or within two years after the Option Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Purchase Price Per Share. The Company will be required to withhold from Purchaser's compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

    11. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed or quoted at the time of such issuance or transfer.

    12. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement, including its rights to repurchase shares under the Right of First Refusal or Repurchase Option. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser's heirs, executors, administrators, legal representatives, successors and assigns.

    13. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

    14. NOTICES. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Purchaser shall be in writing and addressed to

Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), one (1) business day after its deposit with any return receipt express courier (prepaid), or one (1) business day after transmission by rapifax or telecopier.

    15. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

    16. HEADINGS. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

    17. ENTIRE AGREEMENT. The Plan and this Agreement, together with all its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

    IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Purchaser has executed this Agreement in duplicate as of the Effective Date.


DIVICOM INC.                           PURCHASER:


By:
    -------------------------------    ------------------------------------
                                       Signature
Name:  Nolan Daines

Title:  President and Chief Executive Officer




LIST OF EXHIBITS

Exhibit 1:    Stock Power and Assignment Separate from Stock Certificate

Exhibit 2:    Spouse Consent

Exhibit 3:    California Commissioner Rule 260.141.11 (not included)

Exhibit 4:    Copy of Purchaser's Check               (not included)

Exhibit 5:    Form of 83(b) Election                  (not included)











             [SIGNATURE PAGE TO DIVICOM STOCK OPTION EXERCISE AGREEMENT]

                                      EXHIBIT 1

                              STOCK POWER AND ASSIGNMENT
                           SEPARATE FROM STOCK CERTIFICATE

                              STOCK POWER AND ASSIGNMENT
                           SEPARATE FROM STOCK CERTIFICATE


    FOR VALUE RECEIVED and pursuant to that certain Stock Option Exercise Agreement No. _____ dated as of _______________, 1995, (the "AGREEMENT"), the undersigned hereby sells, assigns and transfers unto _____________________________, shares of the Common Stock of DiviCom Inc., a Delaware corporation (the "COMPANY"), standing in the undersigned's name on the books of the Company represented by Certificate No(s). __________ delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned's attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.


Dated:  _____________,199___

                                  PURCHASER


                                  _______________________________________
                                  (Signature)

                                  _______________________________________
                                  (Please Print Name)

                                  _______________________________________
                                  (Spouse's Signature, if any)

                                  _______________________________________
                                  (Please Print Spouse's Name)


INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company to acquire the shares upon a default under Purchaser's Note and upon exercise of its "Right of First Refusal" or "Repurchase Option" set forth in the Agreement without requiring additional signatures on the part of the Purchaser or Purchaser's Spouse.

                                      EXHIBIT 2

                                    SPOUSE CONSENT


SPOUSE CONSENT

    The undersigned spouse of Purchaser has read, understands, and hereby approves the Stock Option Exercise Agreement between Purchaser and the Company (the "AGREEMENT"). In consideration of the Company's granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.


Date: ________________________         ___________________________________
                                       Purchaser's Spouse

                                       Address: __________________________

                                       ___________________________________

                                       EXHIBIT 3


CALIFORNIA COMMISSIONER RULE 260.141.11

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

    (1)   to the issuer;

    (2)   pursuant to the order or process of any court;

    (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules:

    (4) to the transferor's ancestors, descendants or spouse, or any custodian or transferee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a transferee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

    (5)   to holders of securities of the same class of the same issuer;

    (6)   by way of gift or donation intervivos or on death;

    (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

    (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

    (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

    (10) by way of a sale qualified under Section 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

    (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

    (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

    (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

    (14) to the State Controller pursuant to the Unclaimed Property Law or the administrator of the unclaimed property law of another state; or

    (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

    (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

    (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirements of
          Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.


(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.







                                        -2-